                                                                     Exhibit 2.1

                                MERGER AGREEMENT

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                          AGREEMENT AND PLAN OF MERGER
                                     by and
                                      among

                           Insite Vision Incorporated
                             a Delaware corporation,

                            Arrow Acquisition, Inc.,
                             a Delaware corporation

                                       and

                           Ophthalmic Solutions, Inc.
                             a Delaware corporation

================================================================================

          AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 22, 2003, by and among Insite Vision Incorporated, a Delaware corporation (the "Company"), Arrow Acquisition, Inc., a Delaware corporation ("Acquisition") and Ophthalmic Solutions, Inc., a Delaware corporation ("OS").

                                    RECITALS

          WHEREAS, the Company and OS desire to merge Acquisition with and into OS whereby OS shall be the surviving entity pursuant to the terms and conditions set forth herein and whereby the transaction is intended to qualify as a tax free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "IRC"), to the extent permitted by applicable law;

          WHEREAS, in furtherance of such combination, the Boards of Directors of the Company, Acquisition and OS have each approved the merger of Acquisition with and into OS (the "Merger"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL").

          WHEREAS, the stockholder of OS desires to exchange all of its shares of the capital stock of OS (the "OS Capital Stock") for shares of the capital stock of the Company (the "Company Capital Stock") as a tax free reorganization pursuant to Section 368(a) of the IRC, to the extent permitted by applicable law;

          WHERAS, just prior to the Merger, OS's 1% Convertible Debentures Due September 21, 2008 in the aggregate principal amount of Nine Hundred Ninety Two Thousand Seven Hundred Fifty Dollars ($992,750) (the "OS First Debentures") and OS's 1% Convertible Debenture Due September 21, 2008 in the principal amount of Seven Thousand Two Hundred Fifty Dollars ($7,250) (the "OS Second Debenture" and, together with the OS First Debentures, the "OS Debentures") are convertible into shares of OS common stock par value $0.001 per share (the "OS Common Stock") pursuant to the terms of the OS Debentures and the Purchase Agreement (as defined below) and upon the consummation of the Merger will be convertible into an equivalent number of shares of the Company's common stock, par value $0.01 per share (the "Company Common Stock") (the "Company Underlying Shares");

          WHEREAS, upon the effectiveness of the Merger and pursuant to the terms of this Agreement and the Purchase Agreement, the Company Underlying Shares will be substituted for the OS Underlying Shares, the Company will assume the obligations, jointly and severally, with OS under the OS Debentures and the Company will assume the obligations of OS under that certain Convertible Debenture Purchase Agreement dated even date herewith between OS and HEM Mutual Assurance LLC ("HEM") (the "Purchase Agreement") and OS will be released from certain of such obligations; and

          WHEREAS, all defined terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

          1.1 The Merger. At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement and the DGCL, Acquisition shall be merged with and into OS pursuant to the Merger. Following the Merger, OS shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. As part of the Merger and as more fully described in Section 2.1, (i) the One Thousand (1,000) issued and outstanding shares of the OS Common Stock shall be exchanged for Company Common Stock at the Exchange Ratio (as defined below) and
(ii) each share of Acquisition's issued and outstanding of common stock, par value $.001 per share (the "Acquisition Common Stock"), shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value of $.001 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock").

          1.2 Effective Time. The Merger shall be consummated as promptly as practicable after satisfaction of all conditions to the Merger set forth herein, by filing with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger"), and all other appropriate documents, executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger. The time of such filing shall be referred to herein as the "Effective Time."

          1.3 Effects of the Merger. At the Effective Time, all the rights, privileges, immunities, powers and franchises of Acquisition and OS and all property, real, personal and mixed, and every other interest of, or belonging to or due to each of Acquisition and OS shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Acquisition and OS, including, without limitation, the performance of all obligations and duties of OS pursuant to the Purchase Agreement, the OS Debentures and the exhibits, schedules and all documents executed in connection therewith or any other Transaction Document (as defined in the Purchase Agreement), shall become the debts, liabilities, obligations and duties of the Surviving Corporation (except as assumed by the Company) without further act or deed, all in the manner and to the full extent provided by the DGCL. Whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest any property or right in the Surviving Corporation, the directors and officers of the respective constituent corporations shall execute, acknowledge and deliver such instruments and perform such acts, for which purpose the separate existence of the constituent corporations and the authority of their respective directors and officers shall continue, notwithstanding the Merger.

          1.4 Certificate of Incorporation. The Certificate of Incorporation of OS, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation and thereafter may be amended or repealed in accordance with its terms and applicable law.

          1.5 By-Laws. At the Effective Time and without any further action on the part of Acquisition and OS, the By-laws of OS shall be the By-laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law.

          1.6 Directors. The directors of Acquisition at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          1.7 Officers. The officers of Acquisition at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be.

          1.8 Tax-Free Reorganization. The parties intend that the Merger shall be treated as a tax-free reorganization pursuant to Section 368(a) of the IRC, to the extent permitted by applicable law.

                                   ARTICLE II

             CONVERSION OF OS SHARES AND ASSUMPTION OF OS DEBENTURES

          2.1 Conversion and Cancellation of OS Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquisition or OS or the holders of any shares of the capital stock of Acquisition or OS:

               (a) Subject to the provisions of Sections 2.4 and 2.5, each share of OS Common Stock (the "OS Common Stock Shares") issued and outstanding immediately prior to the Effective Time (other than shares canceled in accordance with Section 2.1(b) and other than with respect to the escrow shares deposited by OS with the Escrow Agent (as defined below) in accordance with the Purchase Agreement (the "OS Escrow Shares") which shall be automatically cancelled and replaced with an equal number of Company Escrow Shares in accordance with Section 2.2, shall be converted into 0.10 (the "Exchange Ratio") of a validly issued, fully paid and nonassessable share of Company Common Stock (the "Company Common Stock Shares"). As of the Effective Time, each OS Common Stock Share shall no longer be outstanding and shall automatically be canceled and cease to exist, and each holder of a certificate representing any OS Common Stock Share shall cease to have any rights with respect thereto other than the right to receive Company Common Stock Shares to be issued in consideration therefor upon the surrender of such certificate, properly endorsed to the Company.

               (b) Each share of OS Capital Stock held in the treasury of the OS and each share of OS Capital Stock owned by Acquisition or Company shall be canceled without any conversion thereof and no payment, distribution or other consideration shall be made with respect thereto.

               (c) Each issued and outstanding share of Acquisition Common Stock shall be converted into one validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock.

          2.2 Escrow Materials. (a) At the Post-Closing, the Company shall deposit into escrow with Gottbetter & Partners, LLP, as escrow agent (the "Escrow Agent") the following, which are hereinafter collectively referred to as the "Escrow Materials," (i) the escrow agreement annexed hereto and made a part hereof as Exhibit 2.2(a) (the "Escrow Agreement"), (ii) certificates representing Five Million (5,000,000) shares of duly issued Company Common Stock, without restriction and freely tradable pursuant to Rule 504 of Regulation D of the Securities Act (the "Company Escrow Shares"), in share denominations specified by the Purchaser, registered in the name of the Purchaser and/or its assigns; and (iii) a power of attorney with respect to the Company Underlying Shares and the Company Escrow Shares, in the form annexed to the Escrow Agreement as Appendix I. At the Post-Closing, upon the Company fulfilling its obligations under this Section 2.2, Escrow Agent shall release to the Company the OS Escrow Shares cancelled in accordance with Section 2.1. The Escrow Materials shall be held in escrow in accordance with the Escrow Agreement. The Escrow Materials shall be released from escrow only in accordance with this Section 2.2, the Purchase Agreement, the Note, the OS Debentures and the Escrow Agreement.

          (b) Upon the effectiveness of the Merger and in accordance with
Section 2.7 hereof, the Company shall substitute the Company Underlying Shares and the Company Escrow Shares for the OS Underlying Shares and the OS Escrow Shares with regard to all of the rights and obligations, specifically including the conversion rights, under the OS Debentures, and the OS Escrow Shares shall be cancelled.

          2.3 [Intentionally left blank].

          2.4 Adjustment of the Exchange Ratio. In the event that, prior to the Effective Time, any stock split, combination, reclassification or stock dividend with respect to the Company Common Stock or OS Common Stock, any change or conversion of Company Common Stock or OS Common Stock or into other securities or any other dividend or distribution with respect to the Company Common Stock or OS Common Stock (other than regular quarterly dividends) should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the Exchange Ratio, and thereafter all references to an Exchange Ratio shall be deemed to be to such Exchange Ratio as so adjusted.

          2.5 No Fractional Shares. No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of certificates and such fractional share shall not entitle the record or beneficial owner thereof to vote or to any other rights as a stockholder of the Company. The number of shares of Company Common Stock to be issued shall be rounded up to the nearest whole share.

          2.6 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either OS or Acquisition or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized (to the fullest extent allowed under applicable law) to execute and deliver, in the name and on behalf of either OS or Acquisition , all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of OS or Acquisition, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of OS or Acquisition, as applicable, and otherwise to carry out the purposes of this Agreement.

          2.7 OS Debentures. (a) As of the Effective Time, the Company assumes, jointly and severally with OS, all of the obligations and responsibilities under the OS Debentures to the holder or holders of the OS Debentures. With respect to the OS Debentures, at the Effective Time, the Company shall (i) replace the OS Underlying Shares, with the Company Underlying Shares and (ii) replace the Escrow Shares deposited by OS with the Escrow Agent with the Company Escrow Shares.

          (b) At the Effective Time, (i) all references in the OS Debentures to Company Common Stock (as defined in the OS Debentures) shall be references to Company Common Stock (as defined herein) and (ii) all references to the Company (as defined in the OS Debentures) in the OS Debentures shall be read as references to the Company (as defined herein) as if the OS Debentures were issued on the date the OS Debentures were issued, by the Company (as defined herein), specifically including all calculations in the OS Debentures such as the determination of the conversion price, the Conversion Price, the Fixed Conversion Price and the Floating Conversion Price. The Exchange Ratio (as defined herein) shall have no effect on the OS Debentures or the assumption thereof by the Company (as defined herein).

          (c) At the Effective Time, OS shall assign and the Company shall assume all of OS's obligations and covenants under the Purchase Agreement as if the Company executed the Purchase Agreement instead of OS on the date thereof. At the Effective Time, all references to the Company (as defined in the Purchase Agreement) in the Purchase Agreement shall mean the Company (as defined herein) and all references to dates or tolling of periods shall be read as if the Company (as defined herein) executed the Purchase Agreement instead of the Company (as defined in the Purchase Agreement). At the Effective Time, all of the remedies available to the current and future holders of the OS Debentures under the Purchase Agreement against the Company (as defined in the Purchase Agreement) shall be available against the Company (as defined herein).

          (d) The provisions described in this Section 2.7 shall not be amended and shall be in effect until the earlier of (i) the date all of the OS Convertible Debentures have been converted into Company Common Stock Shares and
(ii) six (6) years from the date the OS Debentures were issued.

          (e) The current and future holders of the OS Debentures shall be third party beneficiaries of this Agreement only. There shall be no other third party beneficiaries to this Agreement or any part hereof.

                                   ARTICLE III

                                     CLOSING

          Subject to satisfaction of the conditions to closing set forth in this Agreement and unless this Agreement is otherwise terminated in accordance with the provisions contained herein, the closing of the Merger and the Contemplated Transactions (the "Post-Closing") shall take place at the offices of Gottbetter & Partners, LLP, 488 Madison Avenue, New York, New York as promptly as practicable after satisfaction of the conditions set forth in this Agreement, which in no event shall be more than ten days after the Closing Date under the Purchase Agreement (except if such 10th day is not a Business Day, then the next Business Day) (the "Post-Closing Date").

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          4.1 Representations and Warranties of the Company and Acquisition. Except as disclosed in the Reports (as defined below) or in a document of even date herewith referring to the representations and warranties in this Agreement and delivered by Company to OS prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule"), Acquisition and the Company hereby make the following representations and warranties to OS, all of which shall survive the Post-Closing, subject to the limitations set forth in Section
8.1 hereof:

          (a) Organization and Good Standing. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under this Agreement. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under this Agreement and, upon the Post-Closing the OS Debentures. Company has no subsidiaries other than Acquisition and other than as set forth on the Company Disclosure Schedule (individually, a "Subsidiary" and collectively, the "Subsidiaries"). Acquisition has no subsidiaries. Each of the Company and Acquisition is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures to be so qualified or in good standing would not have a Material Adverse Effect.

          (b) Authority; No Conflict.

               i. This Agreement and any agreement executed in connection herewith by Company or Acquisition constitute the legal, valid and binding obligations of the Company and

Acquisition, as the case may be, enforceable against the Company and Acquisition, as the case may be, in accordance with their respective terms, except as such enforceability is limited by bankruptcy, insolvency and other laws affecting the rights of creditors and by general equitable principles. The Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and any agreement executed by it in connection herewith and to perform its obligations hereunder and thereunder.

               ii. Neither the execution and delivery of this Agreement by each of the Company and Acquisition, nor the consummation or performance by each of any of its respective obligations contained in this Agreement or in connection with the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                    a. contravene, conflict with or result in a violation of (x) any provision of the Organizational Documents of the Company or Acquisition, as the case may be, or (y) any resolution adopted by the board of directors or the stockholders of the Company or Acquisition, as the case may be;

                    b. other than with respect to federal and state securities laws which are limited to the Company's knowledge based on the opinions received by the Company referenced in Sections 6.2(b) and 6.2 (c), contravene, conflict with or result in a violation of, or give any governmental body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or Acquisition or any of the assets owned or used by the Company or Acquisition may be subject;

                    c. contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, this Agreement, the OS Debentures (once assumed by Company) or any Applicable Contract, where such contravention, conflict, violation or breach is reasonably likely to have a Material Adverse Effect;

                    d. result in the imposition or creation of any material encumbrance upon or with respect to any of the material assets owned or used by the Company or Acquisition;

                    e. to the Company's knowledge, cause the Company or Acquisition to become subject to, or to become liable for the payment of, any tax, where such contravention, conflict, violation or breach is reasonably likely to have a Material Adverse Effect; or

                    f. cause any of the assets owned by the Company or Acquisition to be reassessed or revalued by any taxing authority or other governmental body, except in connection with the transfer of real estate pursuant to this Agreement or the Contemplated Transactions, if any.

          (c) Capitalization. The capitalization of the Company as of June 30, 2003 is as set forth in the Form 10-Q for the period ended June 30, 2003 (the "June 10-Q"), increased as set forth in the next sentence. The Company has not issued any capital stock since that date other than pursuant to (i) employee benefit plans disclosed in the Reports (as defined in Section 4.1(d)) or (ii) outstanding warrants, options or other securities disclosed in the Reports. All of the issued and outstanding shares of the Company Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except for this Agreement and as disclosed in the Reports, there are no outstanding options, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the Company Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of the Company Common Stock, or securities or rights convertible or exchangeable into shares of the Company Common Stock. None of the outstanding Company Capital Stock was issued in violation of the Securities Act or any other legal requirement.

          (d) Financial Statements. The Company has delivered or made available to OS copies of its Form 10-K Annual Report for the fiscal year ended December 31, 2002 and copies of its quarterly reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003, each as filed with the SEC and including, in each case, any amendments thereto (collectively, the "Reports"). The financial statements contained in the Reports are in all material respects in accordance with the books and records of the Company and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, all as more particularly set forth in the notes to such statements. The consolidated balance sheets contained in such Reports (the "Company Balance Sheets") present fairly in all material respects as of their dates the consolidated financial condition of the Company and its subsidiaries. Except as and to the extent reflected or reserved against in the Company Balance Sheets (including the notes thereto), the Company did not have, as of the date of any such Company Balance Sheet, any material liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto. The consolidated statements of operations, consolidated statements of stockholders' equity and changes in consolidated statements of cash flows present fairly in all material respects the results of operations and changes in financial position of the Company and its subsidiaries for the periods indicated.

          (e) SEC Filings. Since September 12, 2001, the Company has filed all reports required to be filed with the SEC under the rules and regulations of the SEC and all such reports have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all the applicable requirements of the Securities Exchange Act of 1934, as amended. As of the respective filing and effective dates, none of such reports (including without limitation, the Reports) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (f) Absence of Material Adverse Change. Since the date of the latest Company Balance Sheets, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          (g) Issuance of Company Securities. The Company Common Stock Shares, and when issued in accordance with this Agreement, the Purchase Agreement, the OS Debentures and the

Escrow Agreement, the Company Underlying Shares and the Company Escrow Shares, shall be duly authorized, validly issued, fully-paid and nonassessable. The Company currently has, and at all times while the OS Debentures are outstanding will use commercially reasonable efforts to maintain, an adequate reserve of shares of the Company Common Stock to enable it to perform its obligations under this Agreement and OS Debentures. Except as set forth in the Reports, there is no equity line of credit or convertible security or instrument outstanding of the Company.

          (h) Undisclosed Liabilities. Except as disclosed in any Schedule to this Agreement, none of the Company, Acquisition or the Subsidiaries has any material obligations and liabilities (contingent or otherwise) except those liabilities (i) that are reflected in the Company Balance Sheets or in the notes thereto, or disclosed in the notes therein in accordance with GAAP or, in accordance with GAAP, are not required to be so reflected or disclosed, or (ii) that were incurred after the date of the Company Balance Sheets in the Ordinary Course of Business, none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law or could reasonably be expected to have a Material Adverse Effect.

          (i) Taxes.

               i. The Company has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by it pursuant to applicable Legal Requirements. The Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by the Company, except such taxes, if any, as are listed in the Company Disclosure Schedule and are being contested in good faith as to which adequate reserves have been provided in the Company Balance Sheets.

               ii. All tax returns filed by the Company are true, correct and complete in all material respects.

          (j) Employee Benefits. Except as disclosed in the Reports, the Company does not sponsor or otherwise maintain a "pension plan" within the meaning of
Section 3(2) of ERISA or any other retirement plan other than the Company Profit Sharing and 401(k) Plan and Trust that is intended to qualify under Section 401 of the Code, nor do any unfunded liabilities exist with respect to any employee benefit plan, past or present. No employee benefit plan, any trust created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in Section 4975 of the Code, which may have a Material Adverse Effect.

          (k) Governmental Authorizations. The Company, Acquisition and the Subsidiaries have all permits that are legally required to enable them to conduct their business in all material respects as now conducted, except as would not have a Material Adverse Effect.

          (l) Legal Proceedings; Orders.

               i. Except as set forth in the Reports, there is no material pending Proceeding:

                    a. that has been commenced by or against the Company, Acquisition or the Subsidiaries, or any of the assets owned or used by, the Company, Acquisition or the Subsidiaries; or

                    b. that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any Contemplated Transaction.

               ii. Except as set forth in the Reports:

                    a. there is no material Order to which the Company or the Subsidiaries, or any of the assets owned or used by the Company, Acquisition or the Subsidiaries, is subject; and

                    b. no officer, director, agent, or employee of the Company or Acquisition is subject to any material Order that prohibits such offer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or Acquisition, as the case may be.

          (m) Absence of Certain Changes and Events. Except as set forth in the Reports, since the date of the most recent Company Balance Sheets, the Company and the Subsidiaries and Acquisition, since the date of its inception, have conducted their business only in the Ordinary Course of Business, and other than as contemplated by this Agreement or the Contemplated Transactions there has not been any:

               i. change in the authorized or issued Company Capital Stock or the authorized or issued capital stock of Acquisition and the Subsidiaries; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any equity lines of credit, security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition or payment of any dividend or other distribution or payment in respect of shares of capital stock;

               ii. amendment to the Organizational Documents of the Company, Acquisition or the Subsidiaries;

               iii. damage to or destruction or loss of any material asset or property of the Company, Acquisition or the Subsidiaries, whether or not covered by insurance, causing a Material Adverse Effect;

               iv. receipt of notice that any of their substantial customers have terminated or intends to terminate their relationship, which termination would have a Material Adverse Effect;

               v. entry into any transaction other than in the Ordinary Course of Business;

               vi. entry into, termination of, or receipt of written notice of termination of any material (i) license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) contract or transaction other than in the Ordinary Course of Business;

               vii. sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company, Acquisition or the Subsidiaries or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, Acquisition or the Subsidiaries;

               viii. cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

               ix. material change in the accounting methods used by the Company, Acquisition or the Subsidiaries; or

               x. agreement, whether oral or written, by the Company, Acquisition or the Subsidiaries to do any of the foregoing.

          (n) No Default or Violation. The Company, Acquisition and the Subsidiaries (i) are in material compliance with all applicable material terms and requirements of each material contract under which they have or had any obligation or liability or by which they or any of the assets owned or used by them is or was bound and (ii) is not in material violation of any Legal Requirement, except as has no Material Adverse Effect.

          (o) Certain Payments. Since the most recent date of the Company Balance Sheets, neither the Company, Acquisition or the Subsidiaries, nor any director, officer, agent or employee of the Company or the Subsidiaries has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, Acquisition or the Subsidiaries or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company, Acquisition or the Subsidiaries.

          (p) Brokers or Finders. The Company and Acquisition have not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

          4.2 Representations and Warranties of OS. OS hereby makes the following representations and warranties to the Company, all of which shall survive the Post-Closing, subject to the limitations set forth in Section 8.2 hereof:

          (a) Organization, Good Standing and Purpose. OS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to conduct its businesses as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all of its obligations under this Agreement. OS has no subsidiaries. OS is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures to be so qualified or in good standing would not have a Material Adverse Effect. OS was formed to pursue opportunities for over-the-counter products in the area of ophthalmology.

          (b) Authority; No Conflict.

               i. This Agreement and any agreement executed in connection herewith have been duly authorized by all required action of OS and constitute the legal, valid and binding obligations of OS, enforceable against OS in accordance with their respective terms. OS has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and any agreements executed in connection herewith and to perform its obligations hereunder and thereunder.

               ii Neither the execution and delivery of this Agreement by OS, nor the consummation or performance by it of any of its obligations contained in this Agreement or in connection with the Contemplated Transactions by the Company will, directly or indirectly (with or without notice or lapse of time):

               a. contravene, conflict with or result in a violation of (x) any provision of the Organizational Documents of OS or (y) any resolution adopted by the board of directors or the stockholders of OS;

               b. contravene, conflict with or result in a violation of, or give any governmental body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which OS or any of the assets owned or used by OS may be subject;

               c. contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, this Agreement, the Purchase Agreement, the OS Debentures or any Applicable Contract;

               d. result in the imposition or creation of any material encumbrance upon or with respect to any of the material assets owned or used by OS;

               e. cause OS to become subject to, or to become liable for the payment of, any tax; or

               f. cause any of the assets owned by OS to be reassessed or revalued by any taxing authority or other governmental body, except in connection with the transfer of real estate pursuant to this Agreement or the Contemplated Transactions.

               iii. OS is not required to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, other than the requisite approval of its sole stockholder, Jehu Hand (the "OS Stockholder"), which approval has been obtained.

          (c) Capitalization. The entire authorized OS Capital Stock consists of 5,001,000 shares OS Common Stock, of which 1,000 shares are issued and outstanding and held by the OS Stockholder and 5,000,000 of which are held in escrow pursuant to the OS Escrow Agreement (as defined below). With the exception of the OS Common Stock Shares and the OS Debentures, there are no other outstanding equity or debt securities of the Company. No legend or other reference to any purported encumbrance appears upon any certificate representing the OS Common Stock Shares, other than applicable Securities Act legends. The OS Common Stock Shares have been duly authorized and validly issued and are fully paid and non-assessable. Except for the OS Debentures and the agreements relating thereto set forth in the Purchase Agreement, there are no outstanding options, voting agreements or arrangements, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of OS Capital Stock or other securities, or contracts, commitments, understandings, or arrangements by which OS is or may become bound to issue additional shares of OS Capital Stock or other securities, or securities or rights convertible or exchangeable into shares of OS Capital Stock or other securities. Except as set forth in this Section 4.2(c), OS has no outstanding equity, debt, debt or equity equivalent security, or debt or equity lines of credit. None of the outstanding OS Common Stock Shares were issued in violation of the Securities Act or any other legal requirement. OS does not own, and has no contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. The OS Escrow Shares have been duly authorized, validly issued, fully paid and are nonassessable pursuant to the escrow agreement between OS, HEM, and the Escrow Agent (the "OS Escrow Agreement"). The OS Underlying Shares have been duly authorized, and when and if issued pursuant to the terms of the Purchase Agreement, will be fully paid and nonassessable.

          (d) Financial Statements. OS has delivered to the Company a balance sheet of OS as at September 12, 2003 (the "OS Balance Sheet"), and a statement of operations for the period from inception to September 12, 2003. Such financial statements were prepared in accordance with GAAP, are set forth in
Schedule 4.2(d) hereto and fairly present the financial condition and the results of operations of OS as at September 12, 2003 of and for the period then ended.

          (e) Absence of Material Adverse Change. Since the date of the most recent OS Balance Sheet provided under Section 4.2(d) hereof, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a material adverse effect on OS.

          (f) Books and Records. The books of account, minute books, stock record books, and other records of OS, all of which have been made available to the Company and original copies of which will be delivered to the Company at the Post-Closing, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of OS contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and any committees of the Board of Directors of OS.

          (g) No Undisclosed Liabilities. There are no material liabilities of OS, whether absolute, accrued, contingent, or otherwise, other than the OS Debentures and as set forth in Schedule 4.2(g).

          (h) Title to Properties; Encumbrances. OS has good and marketable title to all the properties, interest in such properties and assets, real and personal, reflected in the OS Balance Sheet or acquired after the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes to the OS Balance Sheet. OS neither owns nor leases any real property.

          (i) Legal Proceedings; Orders.

               i. Except as set forth in Schedule 4.2(i) hereto, there is no pending Proceeding:

                    a. that has been commenced or threatened by or against OS or any of its officers, directors, agents or employees as such or that otherwise relates to or may affect the business of, or any of the assets owned or used by, OS; or

                    b. that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any Contemplated Transaction.

               ii. Except as set forth in Schedule 4.2(i) hereto:

                    a. there is no Order to which OS, or any of the assets owned or used by OS, is subject; and

                    b. no officer, director, agent, or employee of OS is subject to any Order that prohibits such offer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of OS.

          (j) Brokers or Finders. OS has incurred no liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

          (k) No Default or Violation. Schedule 4.2(k) hereto lists each contract, agreement and commitment to which OS is a party or otherwise bound (each, an "OS Contract") or has any obligation or liability pursuant thereto. OS
(i) is in compliance with all terms and requirements of each OS Contract and
(ii) is not in violation of any Legal Requirement.

          (l) Taxes.

               i. OS has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by it pursuant to applicable Legal Requirements. OS has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by OS, except such taxes, if any, as are listed in Schedule 4.2(l) hereto and are being contested in good faith as to which adequate reserves have been provided in the OS Balance Sheets.

               ii. All tax returns filed by OS are true, correct and complete in all material respects and no taxes are currently owed or tax returns due by or on behalf of OS.

          (m) Absence of Certain Changes and Events. Except as set forth in
Schedule 4.2(m) hereto, since the date of the OS Balance Sheet, OS has conducted its business only in the Ordinary Course of Business, there has not been any material adverse effect on OS's business or operations, and there has not been any:

               i. change in the authorized or issued capital stock of OS; grant of any stock option or right to purchase shares of capital stock of OS; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition or payment of any dividend or other distribution or payment in respect of shares of capital stock;

               ii. amendment to the Organizational Documents of OS;

               iii. damage to or destruction or loss of any asset or property of OS, whether or not covered by insurance or any other event or circumstance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of OS;

               iv. receipt of notice that any of its substantial customers have terminated or intends to terminate their relationship, which termination would have a material adverse effect on its financial condition, results or operations, business assets or properties of OS;

               v. entry into any transaction other than in the Ordinary Course of Business;

               vi. entry into, termination of, or receipt of written notice of termination of any (i) license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) contract or transaction;

               vii. sale, lease, or other disposition of any asset or property of OS or mortgage, pledge, or imposition of any lien or other encumbrance on any asset or property of OS;

               viii. cancellation or waiver of any claims or rights with a value to OS in excess of $1,000;

               ix. material change in the accounting methods used by OS;

               x. accrual or payment of any salaries or other compensation, increase in salaries, compensation or bonuses or retention or hiring of, any consultant or employee;

               xi. debt or other liability incurred, other than the OS Debentures; or

               xii. agreement, whether oral or written, by OS to do any of the foregoing, other than the Purchase Agreement.

          (n) Compliance with Law. Except as set forth in Schedule 4.2(n) hereto:

               i. OS has complied in all material respects with, and is not in violation of, in any material respect, any Law to which it or its business is subject; and

               ii. OS has obtained all licenses, permits, certificates or other governmental authorizations (collectively "Authorizations") necessary for the ownership or use of its assets and properties or the conduct of its business; and

               (iii) OS has not received written notice of violation of, or knows of any material violation of, any Laws to which it or its business is subject or any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business.

          (o) Environmental Laws. OS has not received any notice or claim (and is not aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other Person, and, to the best knowledge of OS, OS is not the subject of any investigation by any governmental or regulatory authority, domestic or foreign, relating to any material or potentially material liability or remedial action under any Environmental Laws. There are no pending or, to the knowledge of OS, threatened, actions, suits or proceedings against OS or any of its properties, assets or operations asserting any such material liability or seeking any material remedial action in connection with any Environmental Laws.

          (p) Intellectual Property. (i) OS owns, or is validly licensed or otherwise has the right to use, all patents, and patent rights ("Patents") and all trademarks, trade secrets, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights"), in each case, which are material to the conduct of the business of OS.

               (ii) To the best knowledge of OS, OS has not interfered with, infringed upon (without license to infringe), misappropriated or otherwise come into conflict with any Patent of any other Person. OS has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any other Person. OS has not received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, is appropriation or violation (including any claim that OS must license or refrain from using any Patents or Intellectual Property Rights of any other Person) which has not been settled or otherwise fully resolved. To the best knowledge of OS, no other Person has interfered with, infringed upon (without license to infringe), misappropriated or otherwise come into conflict with any Patents or Intellectual Property Rights of OS.

          (q) Employees. (a) OS has no employees other than Jehu Hand, who is the President of OS; (b) Jehu Hand has been fully paid for all services rendered by him to OS in his capacity as President of OS and is owed no further salary or compensation in connection therewith; (c) OS has complied in all respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and OS is not liable for any arrears of wages or any taxes or penalties for failure to comply with any such Laws; (d) OS believes that OS's relations with its employees is satisfactory; (e) there are no controversies pending or, to the best knowledge of OS, threatened between OS and any of its employees or former employees; (f) OS is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by OS, nor, to the best knowledge of OS, are there any activities or proceedings of any labor union to organize any such employees; (g) there are no unfair labor practice complaints pending against OS before the National Labor Relations Board or any current union representation questions involving employees of OS; (h) there is no strike, slowdown, work stoppage or lockout existing, or, to the best knowledge of OS, threatened, by or with respect to any employees of OS; (i) no charges are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices with respect to OS; (j) there are no claims pending against OS before any workers' compensation board; (k) OS has not received notice that any Federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation of or relating to OS and, to the best knowledge of OS, no such investigation is in progress; and (l) OS has no consultants or independent contractors.

          (r) Employee Benefit Plans. There no "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or "employee welfare benefit plans" (as defined in
Section 3(1) of ERISA) maintained, or contributed to, by OS for the benefit of any current or any former employees, officers or directors of OS.

          (s) Rule 504 Securities. The OS Debentures (which include the Escrow Shares for the OS Underlying Shares) were sold in accordance with Rule 504 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and Section 11-51-308 of the Colorado Securities Act of the Colorado Revised Statutes (the "Colorado Act") and regulation 51-3.13B promulgated thereunder, to an accredited investor residing in the State of Colorado. Accordingly, at the Effective Time and pursuant to Rule 504, the Colorado Act, and Section 3(a)(9) of the Securities Act, the OS Debentures (which include the Company Escrow Shares for the Company Underlying Shares) shall continue to be without restriction and shall be freely tradable in accordance with Rule 504.

          4.3 Representations, Warranties and Covenants of OS Stockholder. Jehu Hand, in his capacity as the sole stockholder and President of OS, hereby makes the following representations, warranties and covenants to the Company, each of which shall survive the Post-Closing and each of which are true and correct as of the date hereof and each of which shall be true and correct (and deemed remade by the OS Stockholder) as of the Post-Closing until and unless the OS Stockholder notifies the Company in writing that any of them are no longer true and correct prior to the Post-Closing, subject to the limitations set forth in
Section 8.3 hereof:

               (a) OS Stockholder has relied solely on his own legal and tax advisors with respect to this Agreement and the Contemplated Transactions and understands and agrees he is solely responsible for any tax consequences relating to him personally that might arise from or be related to the Contemplated Transactions, including without limitation any tax consequences that might arise from a determination that the Merger does not qualify as a tax free reorganization under the IRC.

               (b) OS Stockholder is familiar with the definition of an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and OS Stockholder is an "accredited investor" as so defined.

               (c) OS Stockholder is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in acquiring the Company Common Stock, including investments in comparable companies, and has requested, received, reviewed and considered all information he deems relevant in making an informed decision to approve the Merger and thereby, if the Merger is consummated, acquire the Company Common Stock.

               (d) OS Stockholder is acquiring the Company Common Stock for his own account for investment only and with no present intention of distributing any of such shares or any arrangement or understanding with any other persons regarding the distribution of such shares.

               (e) OS Stockholder understands that the Company Common Stock Shares issued to him pursuant to this Agreement are "restricted securities" and have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of OS Stockholder's investment intent as expressed herein. OS Stockholder may not sell, assign, transfer or otherwise dispose of any such shares, or any interest therein, except in compliance with all applicable state and federal securities laws.

               (f) OS Stockholder understands and agrees that each certificate of Company Common Stock Shares issued to OS Stockholder upon conversion of OS Common Stock Shares pursuant to Section 2 of this Agreement will bear an appropriate legend referring to the fact that the Company Common Stock Shares were issued in reliance upon an exemption from registration under the Securities Act provided by Section 4(2) thereunder. Unless and until a registration statement covering the Company Common Stock Shares issued to OS Stockholder upon conversion of OS Common Stock Shares has been filed with the Securities and Exchange Commission and declared effective or receipt by the Company of a legal opinion reasonably acceptable to the Company stating that such shares may be sold by non-affiliates of the Company pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, such shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such shares):

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

     AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT."

          OS Stockholder understands and agrees that the Company has no plans or obligations to register the Company Common Stock Shares issued upon conversion of OS Common Stock Shares.

          (g) OS Stockholder acknowledges the following disclosure, which is set forth herein as required pursuant to Section 25102(a) of the California Corporate Securities Law of 1968:

     "THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY
     SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT."

                                    ARTICLE V

                                    COVENANTS

          5.1 Covenants of the Company and Acquisition.

          (a) Conduct of Business. Between the date hereof and up to and including the Post-Closing Date, each of the Company and Acquisition shall:

               i. conduct its business only in the Ordinary Course of Business;

               ii. use its commercially reasonable efforts to preserve intact the current business organization of the Company and Acquisition, as the case may be, keep available the services of the current officers, employees and agents of the Company and Acquisition, as the case may be, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Company and Acquisition, as the case may be;

               iii. not pay, incur or declare any dividends or distributions with respect to its stockholders or amend its Certificate of Incorporation or By-Laws, without the prior written consent of the OS Debenture Holder, except that dividends may accrue in the Company's Series A-1 Preferred Stock and any required redemption, if any, under the Company's Certificate of Designations, Preferences and Rights of Series A-1 Preferred Stock may be made;

               iv. not authorize, issue, sell, purchase or redeem any shares of its capital stock or any options or other rights to acquire ownerships interests without the prior written consent of the OS Debenture Holder except as may be required by pre-existing commitments disclosed herein or in the Reports or upon the exercise of options or warrants outstanding as of the date hereof;

               v. not incur any indebtedness for money borrowed or issue any debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, except those incurred in the Ordinary Course of Business, or cause or permit any material lien, encumbrance or security interest to be created or arise on or in respect of any material portion of its properties or assets, except for promissory notes issued by the Company to raise funds intended to cover operating expenses, repayable in cash only and not to exceed $100,000;

               vi. not make any investment of a capital nature either by purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

               vii. not do any other act which would cause any representation or warranty of the Company in this Agreement to be or become untrue in any material respect or that is not in the Ordinary Course of Business;

               viii. report periodically to the OS Debenture Holder concerning the status of the business and operations of the Company upon the reasonable request of the OS Debenture Holder, provided, however, that the Company shall not be required to disclose anything of a confidential or proprietary manner unless pursuant to a confidentiality agreement reasonably acceptable to the Company; and

               ix. confer with the OS Debenture Holder concerning operational matters of a material nature upon the reasonable request of the OS Debenture Holder, provided, however, that the Company shall not be required to disclose anything of a confidential or proprietary manner unless pursuant to a confidentiality agreement reasonably acceptable to the Company.

          (b) Proposals; Other Offers. Commencing on the date of execution of this Agreement up to and including the Post-Closing Date, each of the Company and Acquisition shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise), solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of its business. Each of the Company and Acquisition shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to the Company and Acquisition or afford access to any of the books, records or other properties of the Company and Acquisition to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to the Company's and Acquisition's business.

          (c) Further Assurances. Prior to the Post-Closing Date, with the cooperation of OS where appropriate, each of the Company and Acquisition shall use commercially reasonable efforts to:

               i. promptly comply with all filing requirements which federal, state or local law may impose on the Company or Acquisition, as the case may be, with respect to the Contemplated Transactions by this Agreement; and

               ii. take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of the Company and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by the Company or Acquisition in connection with the Contemplated Transactions by this Agreement.

          (d) Access to Additional Agreements and Information. Prior to the Post-Closing Date, the Company and Acquisition shall make available to the OS Debenture Holder (as well as its counsel, accountants and other representatives) any and all agreements, contracts, documents, other instruments and personnel material to the Company's business, including without limitation, those contracts to which the Company or Acquisition is a party and those by which each of its business or any of the Company's or Acquisition's assets are bound pursuant and subject to a confidentiality agent reasonably acceptable to Company and Holder.

          5.2 Covenants of OS.

          (a) Conduct of Business. Between the date hereof and up to and including the Post-Closing Date, OS shall:

               i. conduct its business only in the Ordinary Course of Business;

               ii. use its commercially reasonable efforts to preserve intact the current business organization of OS, keep available the services of the current officers, employees and agents of OS, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with OS;

               iii. not pay, incur or declare any dividends or distributions with respect to its stockholders or amend its Certificate of Incorporation or By-Laws, without the prior written consent of the Company and OS Debenture Holder;

               iv. not authorize, issue, sell, purchase or redeem any shares of its capital stock or any options or other rights to acquire ownerships interests without the prior written consent of the Company and OS Debenture Holder;

               v. not incur any indebtedness for money borrowed or issue and debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any material lien, encumbrance or security interest to be created or arise on or in respect of any material portion of its properties or assets;

               vi. not make any investment of a capital nature either by purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

               vii. not do any other act which would cause representation or warranty of OS in this Agreement to be or become untrue in any material respect or that is not in the Ordinary Course of Business;

               viii. report periodically to the Company and the OS Debenture Holder concerning the status of the business and operations of OS; and

               ix. confer with the Company and the OS Debenture Holder concerning operational matters of a material nature.

          (b) Proposals; Other Offers. Commencing on the date of execution of this Agreement through the Post-Closing Date, OS shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise), solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of its business. OS shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to OS or afford access to any of the books, records or other properties of OS to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to the OS's business.

          (c) Further Assurances. Prior to the Post-Closing Date, with the cooperation of the Company where appropriate, OS shall:

               i. promptly comply with all filing requirements which federal, state or local law may impose on OS with respect to the Contemplated Transactions by this Agreement and cooperate with the Company regarding the same; and

               ii. take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of OS and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by OS in connection with the Contemplated Transactions by this Agreement.

          (d) Actions by OS. OS shall take no action or enter into any agreements or arrangements except as may be required by this Agreement.

          (e) No Change in Capital Stock. Prior to the Effective Time, no change will be made in the authorized, issued or outstanding capital stock of OS, and no subscriptions, options, rights, warrants, calls, commitments or agreements relating to the authorized, issued or outstanding capital stock of OS will be entered into, issued, granted or created.

          (f) Access to Additional Agreements and Information. Prior to the Post-Closing Date, OS shall make available to the Company and OS Debenture Holder (as well as its counsel, accountants and other representatives) any and all agreements, contracts, documents, other instruments and personnel material of OS's business, including without limitation, those contracts to which OS is a party and those by which its business or any of OS's assets are bound.

          (g) Further Assurances. Prior to the Post-Closing Date, with the cooperation of the Company where appropriate, OS shall use commercially reasonable efforts to:

               i. promptly comply with all filing requirements which federal, state or local law may impose on OS with respect to the Contemplated Transactions by this Agreement; and

               ii. take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of OS and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by OS in connection with the Contemplated Transactions by this Agreement.

          5.3 Governmental Filings and Consents. The Company, Acquisition and OS shall cooperate with one another in filing any necessary applications, reports or other documents with any federal or state agencies, authorities or bodies having jurisdiction with respect to the business of the Company, Acquisition or OS and in seeking any necessary approval, consultation or prompt favorable action of, with or by any of such agencies, authorities or bodies.

          5.4 Publicity. Any public announcement or press release relating to this Agreement or the Contemplated Transactions must be approved by the OS Debenture Holder and the Company in writing before being made or released. The Company shall have the right to issue a press release or make other disclosure without the OS Debenture Holder's written approval if in the opinion of the Company's counsel such a release is necessary to comply with SEC Rules and Regulations or other Law; provided that, the OS Debenture Holder receives a copy of such prepared press release or other disclosures for purposes of review at least 24 hours before it is issued. This 24 hour period may be shortened if in the opinion of the Company's counsel it is required by Law; provided that, the OS Debenture Holder and the Company receives a copy of such release as long as reasonably practical before it is issued.

          5.5 Tax Returns. The current officers of the Company shall have the right to prepare any tax returns of the Company with respect to any period that ends on or before the Post-Closing Date. Such tax returns shall be timely filed by the Company. OS shall cooperate with said officers in the preparation of such tax returns.

                                   ARTICLE VI

                                   CONDITIONS

          6.1 Conditions to Obligations of OS. The obligation of OS to consummate the Contemplated Transactions is subject to the fulfillment of each of the following conditions, any of which may be waived by OS in its sole discretion:

          (a) Copies of Resolutions. At the Post-Closing (i) the Company shall have furnished OS with a certificate of its CEO or President, as the case may be, in the form of Exhibit 6.1(a) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement and (ii) Acquisition shall have furnished OS with a certificate of its CEO or President, as the case may be, in the form of Exhibit 6.1(e) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of Acquisition authorizing the execution, delivery and performance of this Agreement and all other necessary or proper corporate action to enable Acquisition to comply with the terms of this Agreement.

          (b) Opinion of Company's Counsel. The Company shall have furnished to OS, at the Post-Closing, an opinion of its legal counsel, dated as of the Post-Closing Date, substantially in the form of Exhibit 6.1(b) annexed hereto.

          (c) Opinion of Company's Special Securities Counsel. The Company shall have furnished to OS, at the Post-Closing, with an opinion of the special securities counsel to the Company, dated as of the Post-Closing Date, substantially in the form of Exhibit 6.1(c) annexed hereto.

          (d) Instruction Letter to Transfer Agent. The Company shall have furnished OS, at the Post-Closing, with a letter to its transfer agent, to accept the legal opinion set forth in Section 6.1(c), dated as of the Post-Closing Date, substantially in the form of Exhibit 6.1(d) annexed hereto.

          (e) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of the Company and Acquisition set forth in this Agreement was true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and shall also be true, correct and complete in all material respects at and as of the Post-Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date), with the same force and effect as if made at and as of the Post-Closing Date. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Company and Acquisition at or prior to the Post-Closing Date.

          (f) Delivery of Certificate. (A) The Company shall have delivered to OS a certificate, in the form of Exhibit 6.1(f) annexed hereto, dated the Post-Closing Date, and signed by the CEO or President of the Company affirming that the representations and warranties as set forth in Section 4.1 were and are true, correct and complete as required by Section 6.1(e) and (B) Acquisition shall have delivered to OS a certificate, in the form of Exhibit 6.1(h) annexed hereto, dated the Post-Closing Date, and signed by the CEO or President of Acquisition affirming that the representations and warranties as set forth in
Section 4.1 were and are true, correct and complete as required by Section
6.1(e).

          (g) Consents and Waivers. At the Post-Closing, any and all necessary consents, authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by the OS Debenture Holder.

          (h) Litigation. On the Post-Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Company issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Contemplated Transactions or making consummation thereof unduly burdensome to OS. On the Post-Closing Date and immediately prior to consummation of the Contemplated Transactions, no proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other Person restraining or prohibiting the consummation of the Contemplated Transactions.

          (i) Delivery of Documents and Other Information. Prior to the Post-Closing Date, the Company and Acquisition shall have made available or delivered to OS all of the agreements, contracts, documents and other instruments requested by OS.

          6.2 Conditions to Obligations of the Company and Acquisition. The obligations of the Company and Acquisition to consummate the Contemplated Transactions are subject to the fulfillment of each of the following conditions, any of which may be waived by the Company and Acquisition, in their sole discretion:

          (a) Copies of Resolutions. At the Post-Closing, OS shall have furnished the Company with a certificate of its President, in the form of
Exhibit 6.2(a) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of OS authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable OS to comply with the terms of this Agreement.

          (b) Opinion of OS's Counsel. OS shall have furnished to the Company, at the Post-Closing, with an opinion of counsel to OS, dated as of the Post-Closing Date, substantially in the form of Exhibit 6.2(b) annexed hereto.

          (c) Opinion of OS's Special Securities Counsel. OS shall have furnished to the Company, at the Closing, with an opinion of the special securities counsel to OS dated as of the Post-Closing Date, substantially in the form of Exhibit 6.2(c) annexed hereto.

          (d) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of OS was true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and shall also be true, correct and complete in all material respects at and as of the Post-Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date), with the same force and effect as if made at and as of the Post-Closing Date. OS shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by OS at or prior to the Post-Closing Date.

          (e) Delivery of Certificate. OS shall have delivered to the Company a certificate, in the form of Exhibit 6.2(e) annexed hereto, dated the Post-Closing Date and signed by the CEO or President of OS, affirming that the representations and warranties of OS as set forth in Section 4.2 were and are true, correct and complete and OS's agreements and covenants have been performed as required by Section 6.2(d).

          (f) Compliance with Rule 504. In connection with the issuance of the Securities by OS under the Purchase Agreement, on or prior to the Post-Closing Date OS shall be in full compliance with Rule 504 of Regulation D of the Securities Act of 1933, as amended, and OS shall have delivered to the Company at the Post-Closing a filed copy of the Form D required to be filed with the SEC in connection therewith.

          (g) Consents and Waivers. On or prior to the Post-Closing Date, any and all necessary consents, authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by the Company.

          (h) Litigation. On the Post-Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to OS issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Contemplated Transactions or making the consummation thereof unduly burdensome to the Company or OS. On the Post-Closing Date, no proceeding or lawsuit shall have been commenced, threatened or be pending or by any governmental or regulatory agency or authority or any other person with respect to the Contemplated Transactions.

          (i) Delivery of Documents and Other Information. Prior to the Post-Closing Date, OS shall have made available or delivered to the Company all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

                                   ARTICLE VII

                                   TERMINATION

          7.1 Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

          7.2 Termination for Failure to Close. This Agreement shall be automatically terminated if the Closing shall not have occurred within ten (10) days of the date hereof (except if such 10th day is not a Business Day, then the next Business Day).

          7.3 Termination by Operation of Law. This Agreement may be terminated by any party hereto if there shall be any statute, rule or regulation that renders consummation of the Contemplated Transactions illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

          7.4 Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Post-Closing Date:

          (a) by OS if: (i) any of the representations and warranties made in this Agreement by the Company or Acquisition shall not be materially true and correct, when made or at any time prior to consummation of the Contemplated Transactions as if made at and as of such time; (ii) any of the conditions set forth in Section 6.1 hereof have not been fulfilled in all material respects by the Post-Closing Date; (iii) the Company or Acquisition shall have failed to observe or perform in all material respects any of its material obligations under this Agreement; or (iv) as otherwise set forth herein; or

          (b) by the Company or Acquisition if: (i) any of the representations and warranties of OS or the OS Stockholder shall not be materially true and correct when made or at any time prior to consummation of the Contemplated Transactions as if made at and as of such time; (ii) any of the conditions set forth in Section 6.2 hereof have not been fulfilled in all material respects by the Post-Closing Date; (iii) OS or the OS Stockholder shall have failed to observe or perform any of their material respective obligations under this Agreement; or (iv) as otherwise set forth herein.

          7.5 Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, provided that such party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any party from liability for damages actually incurred as a result of such party's breach of any term or provision of this Agreement.

          7.6 Remedies; Specific Performance. In the event that any party shall fail or refuse to consummate the Contemplated Transactions or if any default under or beach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the "Defaulting Party") shall have occurred that results in the failure to consummate the Contemplated Transactions, then in addition to the other remedies provided herein, the non-defaulting party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party's failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

          8.1 Survival of Representations and Warranties of the Company. All representations and warranties of the Company shall survive the execution and delivery of this Agreement and the Post-Closing hereunder and shall thereafter survive until the earlier of (i) the second anniversary of the Post-Closing Date and (ii) the date of the OS Debentures have been fully converted or otherwise cease to be outstanding (the "Conversion Date") and shall then terminate except to the extent that notice of the Company's or Acquisition liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to such second anniversary or Conversion Date.

          8.2 Survival of Representations and Warranties of OS. All representations and warranties of OS shall terminate upon the Closing except to the extent that notice of OS's liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to Closing.

          8.3 Survival of Representation and Warranties of OS Stockholder. All representations, warranties and covenants of OS Stockholder set forth in Section
4.3 shall continue in full force and effect until such time as OS Stockholder no longer owns any Company Common Stock Shares.

          8.4 Obligation of the Company to Indemnify. The Company agrees to indemnify, defend and hold harmless OS (and its directors, officers, employees, affiliates, stockholders, debenture holders, agents, attorneys, successors and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' and consultants' fees and disbursements) (collectively, "Losses") based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of the Company contained in this Agreement or in the Schedules and Exhibits hereto or (ii) breach by the Company of any covenant or agreement contained in this Agreement.

          8.5 Obligation of and OS to Indemnify. OS agrees to indemnify, defend and hold harmless the Company (and its directors, officers, employees, affiliates, stockholders, agents, attorneys, successors and assigns) from and against any Losses based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of OS contained in this Agreement or (ii) breach by OS of any covenant or agreement contained in this Agreement.

          8.6 Notice and Opportunity to Defend. (a) Promptly after receipt by any Person entitled to indemnity under this Agreement (an "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) who is or may be obligated to provide indemnification pursuant to Section 8.4 or 8.5 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

          (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days after the date the Claims Notice is given (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability, provided, however, the Indemnifying Party may settle or compromise any Asserted Liability without the consent of the Indemnitee so long as such settlement or compromise releases the Indemnitee and does not include any admission or statement of fault against the Indemnitee. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability and all reasonable expenses incurred by the Indemnitee in defending or compromising such Asserted Liability, all amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and amounts required to be paid in connection with any compromise or settlement consented to by the Indemnitee, shall be borne by the Indemnifying Party. Except as otherwise provided in the immediately preceding sentence, the Indemnitee may not settle or compromise any claim over the objection of the Indemnifying Party. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in (but the Indemnitee may not control) the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

                                   ARTICLE IX

                                   DEFINITIONS

          The following terms, which are capitalized in this Agreement, shall have the meanings set forth below for the purpose of this Agreement.

          "Applicable Contract" means any Contract (a) to which the Company is a party and under which the Company has or may acquire any material rights, (b) under which the Company or OS, as the case may be, is a party and has or may become subject to any material obligation or material liability or (c) by which the Company or OS, as the case may be, or any of the material assets owned or used by it is or may become bound.

          "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including, without limitation:

          (1) the Merger; and

          (2) the performance by the parties of their respective covenants and obligations under this Agreement.

          "Environmental Laws" means all applicable federal, state, local or foreign laws, rules and regulations, orders, decrees, judgments, permits, filings and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of hazardous substances and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortious conduct.

          "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to such law or any successor law.

          "GAAP" means generally accepted accounting principles in the United States, applied on a consistent basis.

          "Law" means all applicable laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, judgments or decrees entered, enacted, promulgated, enforced or issued by any court or other governmental or regulatory authority, domestic or foreign.

          "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative law, ordinance, principle of common law, regulation, statute, treaty, court or arbitrator.

          "Material Adverse Effect" means a material adverse effect upon the business or financial condition of the Company (when used in Section 4.1) or OS (when used in Section 4.2), taken as a whole with any subsidiaries.

          "Order" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other governmental body or by any arbitrator.

          "Ordinary Course of Business" means an action taken by a Person where:

          (1) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (2) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

          (3) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

          "Organizational Documents" means the articles or certificate of incorporation and the by-laws of a corporation and any amendment thereto.

          "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body.

          "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

                                    ARTICLE X

                                  MISCELLANEOUS

          10.1 Fees and Expenses. Except as otherwise provided in this Agreement, each party hereto will bear its own legal, accounting and other fees and expenses incident to the Contemplated Transactions herein. Any fees and expenses required to be paid by any party hereunder shall be limited to reasonable and necessary fees and expenses

          10.2 Modification, Amendments and Waiver. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by mutual consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

          10.3 Assignment. Neither the Company nor OS shall have the authority to assign its respective rights or obligations under this Agreement without the prior written consent of the OS Debenture Holder.

          10.4 Successors. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and permitted assigns.

          10.5 Entire Agreement. This Agreement and the exhibits, schedules and other documents referred to herein contain the entire agreement among the parties hereto with respect to the Contemplated Transactions and supersede all prior agreements with respect thereto, whether written or oral.

          10.6 Governing Law. This Agreement and the exhibits hereto shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof. Any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situated in the County and State of New York. Service of process in any action by either party to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the other party at its principal address set forth in this Agreement.

          10.7 Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile upon electronic confirmation of receipt (promptly followed by a hard-copy delivered in accordance with this Section 10.7) or three days after being mailed by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, or if sent by nationally recognized overnight courier, one day after being mailed, addressed to the party at its address set forth below:

          If to OS prior to
          Post-Closing:
                              Ophthalmic Solutions, Inc.
                              24351 Pasto Road, Suite B
                              Dana Point, CA 92629
                              Attn: Jehu Hand, President
                              Tel: (949) 489-2400
                              Fax: (949) 489-0034

          If to OS after      Ophthalmic Solutions, Inc.
          Post-Closing:       c/o Insite Vision Incorporated
                              965 Atlantic Avenue
                              Alameda, California 94501
                              Attn: Chief Executive Officer
                              Tel: (510) 865-8800
                              Fax: (510) 865-5700

          with copies to:     O'Melveny & Myers
                              2765 Sand Hill Road
                              Menlo Park, California 94025-7019
                              Attn.: Timothy Curry
                              Tel: (650) 473-2600
                              Fax: (650) 473-2601

          If to Acquisition:  Arrow Acquisition, Inc.
                              c/o Insite Vision Incorporated
                              965 Atlantic Avenue
                              Alameda, California 94501
                              Attn: Chief Executive Officer
                              Tel: (510) 865-8800
                              Fax: (510) 865-5700

          with copies to:     O'Melveny & Myers
                              2765 Sand Hill Road
                              Menlo Park, California 94025-7019
                              Attn.: Timothy Curry
                              Tel: (650) 473-2600
                              Fax: (650) 473-2601

          If to the Company:  Insite Vision Incorporated
                              965 Atlantic Avenue
                              Alameda, California 94501
                              Attn: Chief Executive Officer
                              Tel: (510) 865-8800
                              Fax: (510) 865-5700

          with copies to:     O'Melveny & Myers
                              2765 Sand Hill Road
                              Menlo Park, California 94025-7019
                              Attn.: Timothy Curry
                              Tel: (650) 473-2600
                              Fax: (650) 473-2601

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If mailed as aforesaid, the day of mailing or transmission shall be the date any such notice shall be deemed to have been delivered.

          10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

          10.9 Rights Cumulative. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

          10.10 Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable and the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

          10.11 Headings. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

          10.12 Confidential Information. OS, OS Stockholder and the OS Debenture Holder each represents to the Company that, at all times, they have maintained in confidence all non-public information regarding the Company ( including existence of the transactions contemplated herein) received by them from the Company or its agents, and covenants that it they will continue to maintain in confidence such information until such information (a) becomes generally publicly available other than through a violation of this provision by OS, OS Stockholder, the OS Debenture Holder, or any of their respective agents or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process), provided, however, that before making any use or disclosure in reliance on this subparagraph (b) OS, OS Stockholder or the OS Debenture Holder, as applicable, shall give the Company at least fifteen (15) days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded any non-public information so furnished.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be executed and delivered on the date and year first above written.

                                       INSITE VISION INCORPORATED


                                       By: /s/ S. Kumar Chandrasekaran
                                           -------------------------------------
                                           S. Kumar Chandrasekaran, Ph. D.,
                                           President and CEO


                                       OPHTHAMALIC SOLUTIONS, INC.


                                       By: /s/ Jehu Hand
                                           -------------------------------------
                                           Jehu Hand, President and
                                           Chief Executive Officer


                                       ARROW ACQUISITION, INC.


                                       By: /s/ S. Kumar Chandrasekaran
                                           -------------------------------------
                                           S. Kumar Chandrasekaran, Ph. D.
                                           President and CEO


/s/ Jehu Hand
-------------------------------
JEHU HAND
(As to Sections 4.3, 8.3 and 10.12 only)


HEM MUTUAL ASSURANCE LLC


By: /s/ Pierce Loughran
    ---------------------------
    Name: Pierce Loughran
    Title: Manager
(As to Section 10.12 only)